Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NETGEAR, Inc. of our report dated February 16, 2018, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the 2018 Annual Report to Shareholders, which is incorporated by reference in NETGEAR, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/PricewaterhouseCoopers LLP_____
PricewaterhouseCoopers LLP
San Jose, California
May 30, 2018